Exhibit 99.1

WisdomTree Announces Fourth Quarter 2018 Results

($11.6) million net loss, or $10.2 million net income, as adjusted

($0.08) diluted loss per share, or $0.06 EPS, as adjusted

Quarter includes $22.8 million of non-cash charges

Declares $0.03 quarterly dividend

New York, NY – (GlobeNewswire) – February 1, 2019 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported a net loss of ($11.6) million or ($0.08) diluted loss per share in the fourth quarter. Adjusted net income (a non-GAAP measure1) was $10.2 million1 or $0.06 diluted EPS1 (see “Fourth Quarter Financial Discussion” below). This compares to net income of $0.2 million or $0.00 diluted EPS (as adjusted, $5.2 million1 or $0.04 diluted EPS1) in the fourth quarter of last year and net income of $22.0 million or $0.13 diluted EPS (as adjusted, $14.7 million1 or $0.09 diluted EPS1) in the third quarter of 2018.

WisdomTree CEO and President Jonathan Steinberg said, “In 2018 we made considerable progress on key strategic initiatives of generating sustainable, diversified growth and becoming a leading product and solutions provider to financial intermediaries and institutions. Despite volatility in global capital markets and considerable investor de-risking during the quarter, WisdomTree generated positive annualized organic growth of 2%. The strategic benefits of completing our acquisition of ETF Securities were evident in the fourth quarter, as growth in our commodities products helped offset pressure from the global equity market selloff. In addition, our domestic fixed income product suite continued to scale, reaching over $2 billion of AUM at year end, up from under $500 million at the start of the year. We continued to build out our differentiated solutions program, which combined with our unique product set, allowed us to sign numerous distribution agreements with platforms and intermediaries. We anticipate this will drive stable, diversified organic growth in the years to come.”

Steinberg continued, “WisdomTree is well positioned to offer investors world class investment strategies and business solutions. We are seeing benefits from the investments made in our business and believe we are poised for the firm’s next wave of growth.”

	Three Months Ended			Change From
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Sept. 30, 2018	Dec. 31, 2017
Consolidated Operating Highlights ($, in billions):
AUM	$54.1	$59.1	$48.9	(8.5%)	10.5%
Net inflows/(outflows)	$0.2	$(1.3)	$0.3	n/a	(8.6%)
Average AUM	$56.4	$59.5	$48.1	(5.1%)	17.3%
Average advisory fee	0.47%	0.48%	0.50%	-0.01	-0.03
Consolidated Financial Highlights ($, in millions, except per share amounts):
Operating revenues	$67.9	$72.6	$61.0	(6.5%)	11.3%
Net (loss)/income	$(11.6)	$22.0	$0.2	n/a	n/a
Diluted (loss)/earnings per share	$(0.08)	$0.13	$0.00	n/a	n/a
Operating income margin	17.4%	29.9%	8.6%	-12.5	8.8
Non-GAAP[1]:
Net income, as adjusted	$10.2	$14.7	$5.2	(30.3%)	97.2%
Diluted earnings per share, as adjusted	$0.06	$0.09	$0.09	$(0.03)	$(0.03)
Operating income margin, as adjusted	21.9%	30.5%	16.5%	-8.6	5.4

Recent Business Developments

U.S. Listed Product News

•

In December 2018, the Company declared final capital gains distributions for WisdomTree’s U.S. ETFs; and the Company announced the launch of the WisdomTree Yield Enhanced Global Aggregate Bond Fund (GLBY) on the NYSE Arca Exchange.

•

In January 2019, the Company announced that eight U.S.-listed WisdomTree ETFs were added to BNY Mellon’s Pershing Fundvest® ETF, a no-transaction-fee ETF platform; and the Company announced that the WisdomTree IQCIO model portfolios will become available to advisors through the Lockwood Managed360 platform.

European Listed Product News

•

In November 2018, following the successful integration of the European exchange-traded commodity, currency and short-and-leveraged business (“ETFS”) of ETFS Capital Limited, the Company launched its “One Brand” advertising campaign, targeting institutional and intermediate investors.

•	The Company announced the launch of the WisdomTree Artificial Intelligence ETF (WTAI) on the London Stock Exchange and the Borsa Italiana in December 2018, and on Xetra in January 2019.

•

In January 2019, WisdomTree Ireland Limited, a subsidiary established in Dublin to ensure WisdomTree can continue to offer its ETPs across the EU post-Brexit seamlessly, was authorized by the Central Bank of Ireland. The Company also will continue to distribute its ETPs in the UK market via its existing UK subsidiary authorized by the UK Financial Conduct Authority.

Canadian Listed Product News

•	In December 2018, the Company published its second annual ETF Industry & Market Outlook. In addition, the Company announced final 2018 annual capital gains distributions for certain ETFs.

•	In January 2019, the Company joined the Canadian ETF Association (CETFA).

Assets Under Management and Net Flows

U.S. listed ETF assets under management (“AUM”) was $35.5 billion at December 31, 2018, down 14.6% from September 30, 2018 due to market depreciation and net outflows. International listed ETP AUM was $18.6 billion at December 31, 2018, up 5.8% from September 30, 2018 due to net inflows.

Fourth Quarter Financial Discussion

Included within our results for the fourth quarter of 2018 were the following items:

•

impairment charges of $17.1 million recognized on the following items: (i) $10.0 million on the intangible asset associated with the WisdomTree Continuous Commodity Index Fund (GCC); (ii) $3.8 million related to our ownership stake in Thesys Group, Inc.; and (iii) $3.3 million upon the expiration of our option to acquire the remaining equity interests in AdvisorEngine Inc. (“AdvisorEngine”);

•	a loss on revaluation of deferred consideration of $5.4 million;

•

as part of our previously disclosed cost reduction initiatives, severance expense of $2.0 million, and an impairment of $0.3 million associated with the disposal of the fixed assets of our Japan office; and

•	acquisition-related costs of $1.0 million.

The primary reason for the increase in our revenues and expenses this quarter as compared to the fourth quarter of 2017 is due to the ETFS acquisition, which was completed in April 2018. We refer to the acquisition throughout this press release as the ETFS Acquisition.

Previously disclosed results for the fourth quarter of 2017 within our Consolidated Statements of Operations have been reclassified to conform with our current presentation. These reclassifications had no effect on previously reported net income.

Operating Revenues

Advisory Fees

Advisory fees of $67.2 million increased 11.0% from the fourth quarter of 2017 primarily due to the ETFS Acquisition, partly offset by lower average AUM of our U.S. Business segment. Advisory fees decreased 6.3% from the third quarter of 2018 primarily due to lower average AUM of our U.S. Business segment.

Our average global advisory fee was 0.47%, 0.48% and 0.50% during the fourth quarter of 2018, third quarter of 2018 and fourth quarter of 2017, respectively. The change as compared to the third quarter of 2018 was due to a change in product mix. The change as compared to the fourth quarter of 2017 was due to the ETFS Acquisition and a change in product mix.

Other Income

Other income of $0.7 million increased 47.9% from the fourth quarter of 2017 primarily due to creation/redemption fees earned from the ETFS exchange-traded products. Other income decreased 24.1% from the third quarter of 2018 primarily due to lower net creation/redemption fees.

Margins

Gross margin for our U.S. Business segment was 80.2%1 in the fourth quarter of 2018 as compared to 84.0%1 2 in the fourth quarter of 2017 and 82.3%1 in the third quarter of 2018. The decline as compared to the prior periods was primarily due to lower revenue capture and lower average AUM, coupled with higher expenses associated with fourth quarter fund re-balances. Gross margin for our International Business segment was 69.1%1 in the fourth quarter of 2018 as compared to 27.9%1 in the fourth quarter of 2017 and 71.3%1 in the second quarter of 2018. The change in gross margin for our International Business segment from the fourth quarter of 2017 was due to the ETFS Acquisition. The decline from the third quarter of 2018 was primarily due to higher seasonal expenses.

Operating income margin on a consolidated basis was 17.4% in the fourth quarter of 2018 (as adjusted 21.9%1) as compared to 8.6% in the fourth quarter of 2017 (as adjusted 16.5%1) and 29.9% in the third quarter of 2018 (as adjusted 30.5%1).

Operating Expenses

Total operating expenses were $56.0 million for the fourth quarter of 2018, essentially unchanged from the fourth quarter of 2017 and up 10.2% from the third quarter of 2018. Operating expenses were essentially unchanged from the fourth quarter of 2017 as expenses associated with the ETFS acquired business were offset by lower compensation expense and acquisition-related costs. The increase from the third quarter of 2018 was primarily due to higher compensation and sales and business development expenses.

•

Compensation and benefits expense decreased 26.7% from the fourth quarter of 2017 to $18.8 million due to lower incentive compensation within our U.S. Business segment, partly offset by higher compensation of our International Business segment due to the ETFS Acquisition and severance expense of $2.0 million in our U.S. Business segment. These expenses increased 7.4% from the third quarter of 2018 primarily due to the previously mentioned severance expense. Headcount of our U.S. Business segment was 153, 151 and 162 and our International Business segment was 75, 76 and 42 at December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

•

Fund management and administration expense increased 37.1% from the fourth quarter of 2017 to $15.9 million due to higher average AUM of our International Business segment primarily associated with the ETFS Acquisition. These expenses increased 3.7% from the third quarter of 2018 due to higher seasonal expenses. We had 85 U.S. listed ETFs and 452 International listed ETPs at the end of the quarter.

•

Marketing and advertising expense was essentially unchanged from the fourth quarter of 2017. These expenses increased 13.4% from the third quarter of 2018 to $3.7 million due to higher levels of spending globally.

•

Sales and business development expense increased 31.0% and 32.5% from the fourth quarter of 2017 and third quarter of 2018, respectively, to $5.0 million due to higher spending on sales related activities globally.

•

Contractual gold payments expense of $2.9 million was essentially unchanged from the third quarter of 2018. This expense was associated with the payment of 2,375 ounces of gold and was calculated using an average daily spot price of $1,229 and $1,213 per ounce, during the fourth quarter of 2018 and third quarter of 2018, respectively.

•

Professional and consulting fees increased 98.2% and 47.6% from the fourth quarter of 2017 and third quarter of 2018, respectively, to $2.9 million largely due to higher spending on corporate consulting-related expenses.

•

Occupancy, communications and equipment expense increased 17.6% from the fourth quarter of 2017 to $1.5 million due to office space associated with the ETFS Acquisition. These expenses decreased 10.3% from the third quarter of 2018 due to lower real estate taxes.

•

Third-party distribution fees increased 67.7% and 28.9% from the fourth quarter of 2017 and third quarter of 2018, respectively, to $1.8 million primarily due to higher fees paid for platform relationships and to our third-party marketing agent in Latin America.

•

Acquisition-related costs decreased 79.1% from the fourth quarter of 2017 to $1.0 million. These costs increased 121.1% from the third quarter of 2018. Costs incurred during the fourth quarter of 2017 arose in connection with the ETFS Acquisition. Costs incurred during the third and fourth quarters of 2018 included severance and costs associated with the integration of ETFS.

•

Other expenses increased 17.6% from the fourth quarter of 2017 to $2.2 million primarily due to higher International Business segment office expenses associated with an increase in headcount from the ETFS Acquisition. These expenses were essentially unchanged from the third quarter of 2018.

Other Income/(Expenses)

•	Interest expense of $2.9 million was essentially unchanged from the third quarter of 2018.

•

We recognized a loss on revaluation of deferred consideration of ($5.4) million during the fourth quarter of 2018 as compared to a gain of $7.7 million recognized in the third quarter of 2018. The loss arose in the current quarter as the price of gold increased when compared to the price of gold on September 30, 2018, the date on which the deferred consideration was last measured. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the price of gold.

•

Interest income was essentially unchanged from the fourth quarter of 2017 and increased 11.3% from the third quarter of 2018 to $0.8 million primarily due to higher paid-in-kind (“PIK”) interest on a note receivable from AdvisorEngine.

•	We recognized impairment expense of $17.4 million during the fourth quarter of 2018 as further described in the “Fourth Quarter Financial Discussion” above.

•

Other gains/(losses), net were $0.4 million, ($0.4) million and $0.1 million during the fourth quarter of 2018, fourth quarter of 2017 and third quarter of 2018, respectively. These gains and losses generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations, securities owned and other miscellaneous items.

Income Taxes

Our estimated effective income tax rate benefit for the quarter ended December 31, 2018 of 8.2% resulted in an income tax benefit of $1.0 million. Our tax rate differs from the federal statutory tax rate of 21% primarily due to the non-deductible loss on revaluation of deferred consideration and a valuation allowance applied to foreign net operating losses and capital losses, partly offset by a lower tax rate on foreign earnings and a tax windfall associated with the exercise of stock options.

Our adjusted effective income tax rate was 22.6%1.

Annual Results

Total operating revenues increased 20.1% to $274.1 million for the year ended December 31, 2018 primarily due to the ETFS Acquisition, partly offset by lower average AUM of our U.S. Business segment. Total operating expenses increased 18.8% to $212.8 million primarily due to expenses associated with the ETFS acquired business, higher acquisition-related costs and higher third-party distribution fees. These expenses were partly offset by lower compensation expense in our U.S. Business segment.

Other income/(expenses) for the year ended December 31, 2018 includes $8.0 million of interest expense, a gain on revaluation of deferred consideration of $12.2 million, interest income of $3.1 million, impairments of $17.4 million and other net losses of $0.2 million. In addition, the prior year period includes a settlement gain of $6.9 million.

Balance Sheet

As of December 31, 2018, we had total assets of $902.6 million which consisted primarily of intangible assets and goodwill of $689.1 million, and cash and securities owned of $106.8 million. There were approximately 153.2 million shares of our common stock outstanding as of December 31, 2018.

Quarterly Dividend

Our Board of Directors declared a quarterly cash dividend of $0.03 per share of our common stock. The dividend will be paid on February 27, 2019 to stockholders of record as of the close of business on February 13, 2019.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, February 1, 2019 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

Net outflows in our two largest ETFs – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – have had, and in the future could continue to have, a negative impact on our revenues.

•	Over the last few years, we have expanded our business globally. This expansion subjects us to increased operational, regulatory, financial and other risks.

•

Declining prices of securities, precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•

Fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity, increase the cost of borrowing or result in our debt being called prior to maturity.

•

We derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to the performance of these products and our ability to maintain the AUM of these products, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•

A significant portion of our AUM is held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to foreign currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•

We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe and Canada (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $57.6 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]

Gross margin is now calculated as total operating revenues, less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues. See “Non-GAAP Financial Measurements” below for additional information. Amounts previously reported as gross margin for the U.S. Business segment have been restated to conform with our current presentation.

Contact Information:

Investor Relations	Media Relations
WisdomTree Investments, Inc.	WisdomTree Investments, Inc.
Jason Weyeneth, CFA	Jessica Zaloom
+1.917.267.3858	+1.917.267.3735
jweyeneth@wisdomtree.com	jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Years Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017	% Change
Operating Revenues:
Advisory fees	$67,191	$71,679	$60,515	-6.3%	11.0%	$271,104	$226,692	19.6%
Other income	676	891	457	-24.1%	47.9%	3,012	1,603	87.9%

Total revenues	67,867	72,570	60,972	-6.5%	11.3%	274,116	228,295	20.1%

Operating Expenses:
Compensation and benefits	18,838	17,544	25,706	7.4%	-26.7%	74,515	81,493	-8.6%
Fund management and administration	15,861	15,292	11,570	3.7%	37.1%	56,686	42,144	34.5%
Marketing and advertising	3,672	3,239	3,726	13.4%	-1.4%	13,884	14,402	-3.6%
Sales and business development	5,036	3,801	3,843	32.5%	31.0%	17,153	13,811	24.2%
Contractual gold payments	2,917	2,880	—	1.3%	n/a	8,512	—	n/a
Professional and consulting fees	2,854	1,934	1,440	47.6%	98.2%	7,984	5,254	52.0%
Occupancy, communications and equipment	1,544	1,722	1,313	-10.3%	17.6%	6,203	5,415	14.6%
Depreciation and amortization	303	306	353	-1.0%	-14.2%	1,301	1,395	-6.7%
Third-party distribution fees	1,813	1,407	1,081	28.9%	67.7%	6,611	3,393	94.8%
Acquisition-related costs	1,008	456	4,832	121.1%	-79.1%	11,454	4,832	137.0%
Other	2,202	2,281	1,873	-3.5%	17.6%	8,534	7,068	20.7%

Total expenses	56,048	50,862	55,737	10.2%	0.6%	212,837	179,207	18.8%

Operating income	11,819	21,708	5,235	-45.6%	125.8%	61,279	49,088	24.8%
Other Income/(Expenses):
Interest expense	(2,859)	(2,747)	—	4.1%	n/a	(7,962)	—	n/a
(Loss)/gain on revaluation of deferred consideration – gold payments	(5,410)	7,732	—	n/a	n/a	12,220	—	n/a
Interest income	800	719	862	11.3%	-7.2%	3,093	2,861	8.1%
Impairments	(17,386)	—	—	n/a	n/a	(17,386)	—	n/a
Settlement gain	—	—	—	n/a	n/a	—	6,909	n/a
Other gains and losses, net	439	118	(448)	272.0%	n/a	(205)	(666)	-69.2%

(Loss)/income before taxes	(12,597)	27,530	5,649	n/a	n/a	51,039	58,192	-12.3%
Income tax (benefit)/expense	(1,033)	5,481	5,411	n/a	n/a	14,406	30,993	-53.5%

Net (loss)/income	$(11,564)	$22,049	$238	n/a	n/a	$36,633	$27,199	34.7%

(Loss)/earnings per share – basic	$(0.08)	$0.13	$0.00			$0.23	$0.20
(Loss)/earnings per share – diluted	$(0.08)	$0.13	$0.00			$0.23	$0.20
Weighted average common shares – basic	151,083	150,892	134,800			146,645	134,614
Weighted average common shares – diluted	151,083	166,622	136,568			158,415	136,003

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

(Unaudited)

The following tables set forth the pre-tax operating results for the Company’s U.S. Business and International Business segments.

U.S. Business Segment

	Three Months Ended			% Change From		Years Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017	% Change
Operating Revenues:
Advisory fees	$45,633	$50,216	$57,605	-9.1%	-20.8%	$204,298	$217,021	-5.9%
Other income	126	173	147	-27.2%	-14.3%	608	520	16.9%

Total revenues	45,759	50,389	57,752	-9.2%	-20.8%	204,906	217,541	-5.8%

Operating Expenses:
Compensation and benefits	14,370	13,040	23,132	10.2%	-37.9%	58,307	71,079	-18.0%
Fund management and administration	9,038	8,915	9,247	1.4%	-2.3%	35,728	35,524	0.6%
Marketing and advertising	2,704	2,469	3,169	9.5%	-14.7%	11,003	12,286	-10.4%
Sales and business development	3,747	2,778	3,427	34.9%	9.3%	13,426	12,079	11.2%
Professional and consulting fees	2,166	1,544	1,190	40.3%	82.0%	6,169	4,321	42.8%
Occupancy, communications and equipment	1,205	1,423	1,178	-15.3%	2.3%	5,162	4,895	5.5%
Depreciation and amortization	280	282	339	-0.7%	-17.4%	1,215	1,347	-9.8%
Third-party distribution fees	1,789	1,398	1,072	28.0%	66.9%	6,457	3,374	91.4%
Acquisition-related costs	72	247	4,832	-70.9%	-98.5%	8,289	4,832	71.5%
Other	1,617	1,678	1,734	-3.6%	-6.7%	6,674	6,605	1.0%

Total expenses	36,988	33,774	49,320	9.5%	-25.0%	152,430	156,342	-2.5%

Operating income	8,771	16,615	8,432	-47.2%	4.0%	52,476	61,199	-14.3%
Other Income/(Expenses):
Interest expense	(197)	(196)	—	0.5%	n/a	(566)	—	n/a
Interest income	800	719	862	11.3%	-7.2%	3,093	2,861	8.1%
Impairments	(17,386)	—	—	n/a	n/a	(17,386)	—	n/a
Settlement gain	—	—	—	n/a	n/a	—	6,909	n/a
Other gains and losses, net	266	318	(470)	-16.4%	n/a	292	(432)	n/a

(Loss)/income before taxes	$(7,746)	$17,456	$8,824	n/a	n/a	$37,909	$70,537	-46.3%

Operating income margin	19.2%	33.0%	15.3%			25.6%	28.1%

International Business Segment

	Three Months Ended			% Change From		Years Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017	% Change
Operating Revenues:
Advisory fees	$21,558	$21,463	$2,910	0.4%	640.8%	$66,806	$9,671	590.8%
Other income	550	718	310	-23.4%	77.4%	2,404	1,083	122.0%

Total revenues	22,108	22,181	3,220	-0.3%	586.6%	69,210	10,754	543.6%

Operating Expenses:
Compensation and benefits	4,468	4,504	2,574	-0.8%	73.6%	16,208	10,414	55.6%
Fund management and administration	6,823	6,377	2,323	7.0%	193.7%	20,958	6,620	216.6%
Marketing and advertising	968	770	557	25.7%	73.8%	2,881	2,116	36.2%
Sales and business development	1,289	1,023	416	26.0%	209.9%	3,727	1,732	115.2%
Contractual gold payments	2,917	2,880	—	1.3%	n/a	8,512	—	n/a
Professional and consulting fees	688	390	250	76.4%	175.2%	1,815	933	94.5%
Occupancy, communications and equipment	339	299	135	13.4%	151.1%	1,041	520	100.2%
Depreciation and amortization	23	24	14	-4.2%	64.3%	86	48	79.2%
Third-party distribution fees	24	9	9	166.7%	166.7%	154	19	710.5%
Acquisition-related costs	936	209	—	347.8%	n/a	3,165	—	n/a
Other	585	603	139	-3.0%	320.9%	1,860	463	301.7%

Total expenses	19,060	17,088	6,417	11.5%	197.0%	60,407	22,865	164.2%

Operating income/(loss)	3,048	5,093	(3,197)	-40.2%	n/a	8,803	(12,111)	n/a
Other Income/(Expenses):
Interest expense	(2,662)	(2,551)	—	4.4%	n/a	(7,396)	—	n/a
(Loss)/gain on revaluation of deferred consideration – gold payments	(5,410)	7,732	—	n/a	n/a	12,220	—	n/a
Other gains and losses, net	173	(200)	22	n/a	686.4%	(497)	(234)	112.4%

(Loss)/income before taxes	$(4,851)	$10,074	$(3,175)	n/a	52.8%	$13,130	$(12,345)	n/a

Operating income margin	13.8%	23.0%	n/a			12.7%	n/a

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Dec. 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,784	$54,193
Securities owned, at fair value	8,873	66,294
Securities held-to-maturity	—	1,000
Accounts receivable	25,834	21,309
Income taxes receivable	1,181	6,978
Prepaid expenses	4,441	3,550
Other current assets	163	1,007

Total current assets	118,276	154,331
Fixed assets, net	9,122	10,693
Note receivable	28,722	18,748
Securities held-to-maturity	20,180	20,299
Deferred tax assets, net	7,042	1,050
Investments, carried at cost	28,080	35,187
Goodwill	85,856	1,799
Intangible assets	603,209	12,085
Other noncurrent assets	2,155	793

Total assets	$902,642	$254,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$22,508	$20,099
Compensation and benefits payable	18,453	28,053
Deferred consideration – gold payments	11,765	—
Securities sold, but not yet purchased, at fair value	1,698	950
Accounts payable and other liabilities	8,377	8,246

Total current liabilities	62,801	57,348
Long-term debt	194,592	—
Deferred consideration – gold payments	149,775	—
Deferred rent payable	4,570	4,686

Total liabilities	411,738	62,034

Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	—

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 153,202 and 136,996 at December 31, 2018 and December 31, 2017, respectively	1,532	1,370
Additional paid-in capital	363,655	216,006
Accumulated other comprehensive income	467	291
Accumulated deficit	(7,319)	(24,716)

Total stockholders’ equity	358,335	192,951

Total liabilities and stockholders’ equity	$902,642	$254,985

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended
	Dec. 31, 2018	Dec. 31, 2017
Cash flows from operating activities:
Net income	$36,633	$27,199
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory fees paid in gold and other precious metals	(32,238)	—
Contractual gold payments	8,512	—
Gain on revaluation of deferred consideration – gold payments	(12,220)	—
Impairments	17,386	—
Stock-based compensation	13,255	14,717
Deferred income taxes	(6,083)	8,838
Paid-in-kind interest income	(1,974)	—
Settlement gain	—	(6,909)
Amortization of credit facility issuance costs	2,087	—
Depreciation and amortization	1,301	1,395
Other	798	921
Changes in operating assets and liabilities, net of the effects of the ETFS Acquisition:
Securities owned, at fair value	(7,182)	(135)
Accounts receivable	3,804	(3,532)
Income taxes receivable/payable	5,706	(11,211)
Prepaid expenses	427	(204)
Gold and other precious metals	25,604	—
Other assets	984	(408)
Acquisition payable	—	(3,547)
Fund management and administration payable	221	6,203
Compensation and benefits payable	(16,050)	13,126
Securities sold, but not yet purchased, at fair value	748	(299)
Accounts payable and other liabilities	(4,251)	2,354

Net cash provided by operating activities	37,468	48,508

Cash flows from investing activities:
Purchase of fixed assets	(71)	(295)
Purchase of securities held-to-maturity	—	(3,009)
Purchase of debt securities available-for-sale	—	(99,848)
Purchase of investments	—	(8,278)
Funding of AdvisorEngine note receivable	(8,000)	(18,748)
Proceeds from held-to-maturity securities maturing or called prior to maturity	1,107	4,194
Proceeds from sales and maturities of debt securities available-for-sale	64,498	91,095
Cash paid – Acquisition of right to manage Questrade’s ETFs	—	(2,132)
Cash paid – ETFS Acquisition, net of cash acquired	(239,313)	—

Net cash used in investing activities	(181,779)	(37,021)

Cash flows from financing activities:
Dividends paid	(19,235)	(43,777)
Shares repurchased	(2,885)	(7,891)
Credit facility issuance costs	(8,690)	—
Preferred stock issuance costs	(181)	—
Proceeds from the issuance of long-term debt	200,000	—
Proceeds from exercise of stock options	192	532

Net cash provided by/(used in) financing activities	169,201	(51,136)

(Decrease)/increase in cash flows due to changes in foreign exchange rate	(1,299)	1,120

Net increase/(decrease) in cash and cash equivalents	23,591	(38,529)
Cash and cash equivalents – beginning of period	54,193	92,722

Cash and cash equivalents – end of period	$77,784	$54,193

Supplemental disclosure of cash flow information:
Cash paid for taxes	$14,398	$33,113

Cash paid for interest	$5,577	$—

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
U.S. LISTED ETFs (in millions)
Beginning of period assets	$41,556	$41,340	$44,398
Inflows/(outflows)	(893)	(878)	306
Market appreciation/(depreciation)	(5,177)	1,094	2,123

End of period assets	$35,486	$41,556	$46,827

Average assets during the period	$38,246	$41,555	$46,030
Average ETF advisory fee during the period	0.47%	0.48%	0.50%
Revenue days	92	92	92
Number of ETFs – end of the period	85	84	89
INTERNATIONAL LISTED ETPs (in millions)
Beginning of period assets	$17,587	$18,629	$1,971
Assets acquired	—	—	77
Inflows/(outflows)	1,128	(374)	(49)
Market appreciation/(depreciation)	(107)	(668)	111

End of period assets	$18,608	$17,587	$2,110

Average assets during the period	$18,175	$17,905	$2,036
Average ETP advisory fee during the period	0.47%	0.48%	0.57%
Revenue days	92	92	92
Number of ETPs – end of the period	452	451	99
PRODUCT CATEGORIES (in millions)
Commodity & Currency
Beginning of period assets	$15,051	$16,167	$465
Inflows/(outflows)	973	(434)	(32)
Market appreciation/(depreciation)	239	(682)	12

End of period assets	$16,263	$15,051	$445

Average assets during the period	$15,670	$15,384	$455
International Developed Market Equity
Beginning of period assets	$19,702	$20,331	$25,275
Assets acquired	—	—	37
Inflows/(outflows)	(2,422)	(1,289)	(299)
Market appreciation/(depreciation)	(2,685)	660	937

End of period assets	$14,595	$19,702	$25,950

Average assets during the period	$17,050	$19,907	$26,194
U.S. Equity
Beginning of period assets	$15,187	$14,301	$13,161
Assets acquired	—	—	24
Inflows/(outflows)	394	347	292
Market appreciation/(depreciation)	(2,247)	539	757

End of period assets	$13,334	$15,187	$14,234

Average assets during the period	$14,291	$14,950	$13,571
Emerging Market Equity
Beginning of period assets	$5,346	$5,643	$5,274
Inflows/(outflows)	233	(216)	150
Market appreciation/(depreciation)	(301)	(81)	463

End of period assets	$5,278	$5,346	$5,887

Average assets during the period	$5,148	$5,548	$5,586
Leveraged & Inverse
Beginning of period assets	$1,445	$1,531	$976
Inflows/(outflows)	(1)	(61)	(101)

Key Operating Statistics (Unaudited)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Market appreciation/(depreciation)	(162)	(25)	55

End of period assets	$1,282	$1,445	$930

Average assets during the period	$1,393	$1,489	$931
Fixed Income
Beginning of period assets	$1,738	$1,411	$722
Assets acquired	—	—	16
Inflows/(outflows)	880	329	123
Market appreciation/(depreciation)	(31)	(2)	1

End of period assets	$2,587	$1,738	$862

Average assets during the period	$2,157	$1,554	$756
Alternatives
Beginning of period assets	$674	$578	$448
Inflows/(outflows)	178	72	127
Market appreciation/(depreciation)	(97)	24	7

End of period assets	$755	$674	$582

Average assets during the period	$712	$628	$524
Closed ETPs
Beginning of period assets	$—	$7	$48
Inflows/(outflows)	—	—	(3)
Market appreciation/(depreciation)	—	(7)	2

End of period assets	$—	$—	$47

Average assets during the period	$—	$—	$49
Headcount – U.S. Business segment	153	151	162
Headcount – International Business segment	75	76	42

Note: Previously issued statistics may be restated due to trade adjustments

Source: WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•

Adjusted net income and adjusted diluted earnings per share. We disclose adjusted net income and adjusted diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS Acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the price of gold may have a material impact on the carrying value of the deferred consideration and our reported net income. We exclude this item when arriving at adjusted net income and adjusted diluted earnings per share as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Non-recurring items: Impairments of $17.4 million (or $14.0 million after-tax) for the fourth quarter of 2018, severance expense of $2.0 million (or $1.5 million after-tax) for the fourth quarter of 2018, acquisition-related costs of $1.0 million, $4.8 million and $0.5 million (or $0.8 million, $4.5 million and $0.4 million after-tax) for the fourth quarter of 2018, fourth quarter of 2017 and third quarter of 2018, respectively, and an after-tax charge of $0.4 million to remeasure our net deferred tax assets in connection with tax reform during the fourth quarter of 2017 are excluded when arriving at adjusted net income and adjusted earnings per share.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See “adjusted net income and adjusted diluted earnings per share” above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements for our U.S. Business segment and International Business segment because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These ratios also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

•

Adjusted operating income margin. We disclose adjusted operating income margin as a non-GAAP financial measurement on a consolidated basis, as well as for our U.S. Business segment and International Business segment in order to report our operating income margin exclusive of items that are non-recurring or not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

Consolidated

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Net Income and Diluted Earnings per Share:	2018	2018	2017
Net (loss)/income, as reported	$(11,564)	$22,049	$238
Add back: Impairments, net of income taxes	14,048	—	—
Add back/(deduct): Unrealized loss/(gain) on revaluation of deferred consideration	5,410	(7,732)	—
Add back: Severance expense, net of income taxes	1,526	—	—
Add back: Acquisition-related costs, net of income taxes	812	356	4,540
Add back: Remeasurement of net deferred tax assets (tax reform)	—	—	411

Adjusted net income	$10,232	$14,673	$5,189
Weighted average common shares - diluted	166,686	166,622	136,568

Adjusted earnings per share - diluted	$0.06	$0.09	$0.04

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Operating Income Margin:	2018	2018	2017
Operating revenues	$67,867	$72,570	$60,972

Operating income	$11,819	$21,708	$5,235
Add back: Severance expense, before income taxes	2,014	—	—
Add back: Acquisition-related costs, before income taxes	1,008	456	4,832

Adjusted operating income	$14,841	$22,164	$10,067

Adjusted operating income margin	21.9%	30.5%	16.5%

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Effective Income Tax Rate:	2018	2018	2017
(Loss)/income before income taxes	$(12,597)	$27,530	$5,649
Add back: Impairments, before income taxes	17,386	—	—
Add back/(deduct): Unrealized loss/(gain) on revaluation of deferred consideration	5,410	(7,732)	—
Add back: Severance expense, before income taxes	2,014	—	—
Add back: Acquisition-related costs, before income taxes	1,008	456	4,832

Adjusted income before income taxes	$13,221	$20,254	$10,481

Income tax (benefit)/expense	$(1,033)	$5,481	$5,411
Add back: Tax benefit arising from impairments	3,338	—	—
Add back: Tax benefit arising from severance expense	488	—	—
Add back: Tax benefit arising from acquisition-related costs	196	100	292
Less: Remeasurement of net deferred tax assets (tax reform)	—	—	(411)

Adjusted income tax expense	$2,989	$5,581	$5,292

Adjusted effective income tax rate	22.6%	27.6%	50.5%

U.S. Business Segment

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Gross Margin and Gross Margin Percentage:	2018	2018	2017
Operating revenues	$45,759	$50,389	$57,752
Less: Fund management and administration	(9,038)	(8,915)	(9,247)

Gross margin	$36,721	$41,474	$48,505

Gross margin percentage	80.2%	82.3%	84.0%

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Operating Income Margin:	2018	2018	2017
Operating revenues	$45,759	$50,389	$57,752

Operating income	$8,771	$16,615	$8,432
Add back: Severance expense, before income taxes	2,014	—	—
Add back: Acquisition-related costs, before income taxes	72	247	4,832

Adjusted operating income	$10,857	$16,862	$13,264

Adjusted operating income margin	23.7%	33.5%	23.0%

International Business Segment

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Gross Margin and Gross Margin Percentage:	2018	2018	2017
Operating revenues	$22,108	$22,181	$3,220
Less: Fund management and administration	(6,823)	(6,377)	(2,323)

Gross margin	$15,285	$15,804	$897

Gross margin percentage	69.1%	71.3%	27.9%

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Operating Income Margin:	2018	2018	2017
Operating revenues	$22,108	$22,181	n/a

Operating income	$3,048	$5,093	n/a
Add back: Acquisition-related costs, before income taxes	936	209	n/a

Adjusted operating income	$3,984	$5,302	n/a

Adjusted operating income margin	18.0%	23.9%	n/a